Exhibit 99.2

JAMES RIVER ANNOUNCES MANAGEMENT CHANGES

Pembroke, Bermuda, October 28, 2020---James River Group Holdings, Ltd. (“James River” or the “Company”) (NASDAQ: JRVR) announced today that Frank D’Orazio has been named Chief Executive Officer of the Company, effective November 2, 2020. J. Adam Abram, the Company’s founder and current CEO will retire on November 1, 2020. Mr. Abram will remain with the Company as non-executive Chair of the Board of Directors. Mr. D’Orazio has also been named to the Board of Directors.

Mr. Abram commented, “Frank is a highly experienced and successful senior executive and profitable business builder with many years of experience in the areas where James River has concentrated. Throughout his thirty year career in the insurance industry, Frank has proven to be an excellent leader who has developed a deep understanding of underwriting, finance, enterprise risk management and strategic thinking by leading significant initiatives in each of these areas. Our Board is pleased and confident that James River will have the benefit of his experience and vision for the future. The Company is in a strong position now, with great momentum, and this is a good moment for me to transition back to retirement.”

Mr. D’Orazio commented, “I am excited to join James River. The company has a very strong franchise, great leadership and talented employees in each of its Segments. I am looking forward to working with the Board and with Adam to continue to create value for our shareholders.”

Mr. D’Orazio most recently served as Chief Operating Officer and Chief of Staff at Allied World Assurance Company, Ltd. He also had prior responsibilities at the same firm as President, Underwriting and Global Risk and President, International Insurance. Mr. D’Orazio began his career as a casualty underwriter at Chubb and also served in a number of underwriting manager roles at Munich Re America.

The Company also announced today that Robert Myron, President and Chief Operating Officer of the Company has decided to step down from the Board of Directors, effective November 2, 2020. Mr. Myron will remain with the company in his current role as President and Chief Operating Officer. Mr. Abram commented, “Bob is an integral part of our senior management team and has been a very effective member of our Board, having served on it since 2011. His decision to leave the Board was based on his judgement that our Shareholders would be better served if we reduced the number of inside directors on the Board. I speak for our entire Board in thanking Bob for his service on the Board and in saying the Company is fortunate that it will continue to have the benefit of his skillful leadership as a continuing member of the senior leadership team.”

Mr. Abram will discuss Mr. D’Orazio’s appointment as Chief Executive Officer and Mr. Abram’s retirement on the Company’s earnings call tomorrow, October 29, 2020, at 8:00 a.m. Eastern Time. Investors may access the conference call by dialing (877) 930-8055, Conference ID# 1166528, or via the internet by visiting www.jrgh.net and clicking on the “Investor Relations” link. Please access the website at least 15 minutes early to register and download any necessary audio software. A replay of the call will be available until 10:00 a.m. (Eastern Time) on November 28, 2020 and can be accessed by dialing (855) 859-2056 or by vising the company website.

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JRVR Announces Management Changes

October 28, 2020

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the intent, belief or current expectations of James River and its management team. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important information regarding such risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K filed with the SEC on February 27, 2020 and our Quarterly Report on Form 10-Q filed with the SEC on July 31, 2020. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. Each of the Company’s regulated insurance subsidiaries are rated “A” (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net.

For more information contact:

Kevin Copeland

SVP Finance & Chief Investment Officer

Investor Relations

441-278-4573

InvestorRelations@jrgh.net